Exhibit 10.2

FIRST AMENDMENT TO AMENDED AND RESTATED REIMBURSEMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED REIMBURSEMENT AGREEMENT (this “Amendment”), dated as of June 29, 2018, is by and among iROBOT CORPORATION, a Delaware corporation (the “Borrower”) and BANK OF AMERICA, N.A. (the “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Reimbursement Agreement.

W I T N E S S E T H

WHEREAS, the Borrower and the Lender are parties to that certain Amended and Restated Reimbursement Agreement, dated as of December 20, 2013 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Reimbursement Agreement”);

WHEREAS, the Borrower has requested that the Lender, and the Lender has agreed, on the terms set forth herein, to extend the maturity date of the Reimbursement Agreement to June 30, 2023 and to make certain other amendments as set forth herein; and

WHEREAS, the Lender is willing to make such amendments to the Reimbursement Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO REIMBURSEMENT AGREEMENT
1.New Definitions. The following definitions are hereby added to Section 1.01 of the Reimbursement Agreement in the appropriate alphabetical order:

““Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.”
““Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.”
““Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.”
““Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.”
““Sanction(s)” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.”

2.Amendments to Definitions.

(a)The definitions set forth below shall replace such corresponding definitions set forth in Section 1.01 of the Reimbursement Agreement in their entirety:

““Attorney Costs” means and includes all reasonable documented fees, expenses and disbursements of any law firm or other external counsel.”
““Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%, subject to the interest rate floors set forth therein; provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.”

““Commitment” means the obligation of the Lender to make L/C Credit Extensions hereunder in an aggregate principal amount at any one time not to exceed the amount set forth on the Commitment Schedule attached hereto, as such amount may be adjusted from time to time in accordance with this Agreement.”
““ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.”
““Eurodollar Rate” means:

(a)    for any interest period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by the Lender, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Lender from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two (2) Business Days prior to the commencement of such interest period, for Dollar deposits (for delivery on the first day of such interest period) with a term equivalent to such interest period; and

(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time, two (2) Business Days prior to such date for Dollar deposits with a term of one (1) month commencing that day;

provided that: (i) to the extent a comparable or successor rate is approved by the Lender in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Lender, such approved rate shall be applied in a manner as otherwise reasonably determined by the Lender and (ii) if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.”
““Lending Office” means, as to the Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower of in writing; which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate.”
““Maturity Date” means June 30, 2023.”
““Permitted Acquisition” means an acquisition of the capital stock or the property of another Person, whether or not involving a merger or consolidation with such other Person by the Borrower (so long as the Borrower is the surviving entity) or any Subsidiary of the Borrower.”
““Responsible Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer or assistant treasurer of the Borrower. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.”
3.Unused Fee. Clause (a) of Section 2.04 of the Reimbursement Agreement is hereby amended in its entirety as follows:

“(a) Unused Fee. Borrower shall maintain cash and cash equivalents on deposit with the Administrative Agent, including but not limited to fixed income assets managed by the Administrative Agent’s Global Liquidity Investment Solutions (GLIS) team, equal to at least Fifty Million ($50,000,000.00) Dollars (the “Compensating Balances”). If the Borrower fails to maintain the Compensating Balances, the Borrower shall pay during such quarter an unused fee (“Unused Fee”) equal to the amount shown in the pricing grid in the definition of Applicable Rate times the difference between the Commitment and the average Total Outstandings during the quarter. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.”

4.LIBOR Successor Rate. Section 3.02 of the Reimbursement Agreement is hereby amended by inserting a new clause (c) therein as follows:

“(c) LIBOR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Lender determines (which determination shall be conclusive absent manifest error), or the Borrower notifies the Lender that the Borrower has determined, that:

(i)
adequate and reasonable means do not exist for ascertaining LIBOR for any requested interest period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)
the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Lender has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii)
syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Lender or receipt by the Lender of such notice, as applicable, the Lender and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Lender shall have posted such proposed amendment to all Lenders and the Borrower.
If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Lender will promptly so notify the Borrower.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or interest periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or interest periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.
As used above:
“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Lender designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Lender from time to time).
“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definitions of Base Rate and interest period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Lender, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Lender determines in consultation with the Borrower).”
5.ERISA Matters. Section 5.12 of the Reimbursement Agreement is hereby amended by inserting a new clause (d) therein, as follows:
“(d)     The Borrower represents and warrants that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the repayment of a L/C Borrowing or payment of any fees, expenses or other amounts, if any, payable by the Borrower to the Lender pursuant to this Agreement.”

6.“Know Your Customer” and Beneficial Ownership Matters. A new Section 5.18 is hereby added to Article V of the Reimbursement Agreement to read as follows:

“5.18.    “Know Your Customer” and Beneficial Ownership Matters.

To provide, promptly following any request therefor, information and documentation reasonably requested by the Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.”

7.	Sanctions Concerns and Anti-Corruption Laws.

(a)	A new Section 5.19 is hereby added to Article V of the Reimbursement Agreement to read as follows:

“5.19.    Sanctions Concerns and Anti-Corruption Laws.

(a)Sanctions Concerns. The Borrower is not and, to the knowledge of the Borrower and its Subsidiaries, no director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(b)Anti-Corruption Laws. The Borrower and its Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.”

(b)	A new Section 6.12 is hereby added to Article VI of the Reimbursement Agreement to read as follows:

“6.12     Anti-Corruption Laws. Conduct its business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.”

(c)	A new Section 7.13 is hereby added to Article VII of the Reimbursement Agreement to read as follows:

“7.13. Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender or otherwise) of Sanctions.”

(d)	A new Section 7.14 is hereby added to Article VII of the Reimbursement Agreement to read as follows:

“7.14    Anti-Corruption Laws. Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices

Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.”

8.Amendment to Section 9.08. Section 9.08 of the Reimbursement Agreement is hereby amended by inserting the following new sentence at the end thereof:

“In addition, the Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Lender in connection with the administration of this Agreement, the other Loan Documents and the Commitments.”

9.Amendment to Section 9.18. Section 9.18 of the Reimbursement Agreement is hereby amended and restated in its entirety to read as follows:

“The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Lender, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Lender is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Lender pursuant to procedures approved by it; provided further, without limiting the foregoing, upon the request of the Lender, any electronic signature shall be promptly followed by such manually executed counterpart.”
10.New Schedule. A new Commitment Schedule shall be added to the Reimbursement Agreement as set forth on Schedule 1 hereto.

11.Amended Schedules. Schedules 5.13, 7.01 and 7.03 of the Reimbursement Agreement are hereby amended and restated in their entirety as set forth on Schedule 2 hereto.

ARTICLE II
CONDITIONS TO EFFECTIVENESS
1.     Closing Conditions. This Amendment shall become effective as of the first date set forth above (the “First Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Lender):

(a)	Executed Loan Documents. The Lender shall have received a copy of this Amendment duly executed by a Responsible Officer of the Borrower and the Lender.

(b)
Approval. The Lender shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower as the Lender shall have reasonably requested evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which the Borrower is a party.

(c)
Certificates. The Lender shall have received such documents and certifications as the Lender shall have reasonably requested to evidence that the Borrower is duly organized or formed, and that the Borrower is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(d)
Legal Opinion. The Lender shall have received a favorable opinion of Goodwin Proctor LLP, counsel for the Borrower, dated the First Amendment Effective Date and addressed to the Lender which shall be in form and substance reasonably satisfactory to the Lender.

(e)	Default. After giving effect to this Amendment, no Default shall exist.

(f)
Fees and Expenses. The Lender shall have received from the Borrower such other fees, costs and expenses reasonably incurred or that are payable in connection with the consummation of the transactions contemplated hereby, including, without limitation, reasonable documented attorneys’ fees in connection with the development, preparation, execution and delivery of this Amendment.

(g)
Beneficial Ownership Certification. At least one day prior to the First Amendment Effective Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver a Beneficial Ownership Certification in relation to the Borrower.

(h)	Other. The Administrative Agent shall have received such other assurances, certificates, documents, consents or opinions as the Administrative Agent shall have reasonably requested.

ARTICLE III
MISCELLANEOUS
1.Amended Terms. On and after the First Amendment Effective Date, all references to the Reimbursement Agreement in each of the Loan Documents shall hereafter mean the Reimbursement Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Reimbursement Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

2.FATCA. For purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), from and after the effective date of this Amendment, the Borrower and the Lender shall treat the Reimbursement Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

3.Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:
(a)The execution, delivery and performance of this Amendment (i) have been duly authorized by all necessary corporate or other organizational action by the Borrower, (ii) do not and will not contravene the terms of any of Borrower’s Organization Documents; (iii) do not and will not conflict with or result in any material breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which Borrower is a party or affecting Borrower or the properties of Borrower or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which

Borrower or its property is subject; or (iv) do not and will not violate any Law, except in each case referred to in clause (iii)(A) or (iv), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)The execution, delivery and performance of this Amendment will, and the Reimbursement Agreement does, result in a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other requirements of law affecting creditors’ rights generally and by general principles of equity.

(c)The execution, delivery and performance by the Borrower of this Amendment does not require any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person.

(d)The representations and warranties contained in Article V of the Reimbursement Agreement are true and correct in all material respects (or, if any such representation or warranty is by its terms qualified by concepts of materiality, such representation or warranty shall be true and correct in all respects) as of the date hereof, both before and after giving effect to this Amendment, as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(e)Both before and after giving effect to this Amendment, no Default under the Reimbursement Agreement has occurred and is continuing.

(f)As of the First Amendment Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

4.Reaffirmation of Obligations. The Borrower hereby ratifies the Reimbursement Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Reimbursement Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

5.Loan Document. This Amendment shall constitute a Loan Document under the terms of the Reimbursement Agreement.

6.Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Lender in connection with the development, preparation, execution and delivery of this Amendment, including without limitation the reasonable documented fees and expenses of the Lender’s legal counsel.

7.Further Assurances. The Borrower agrees to promptly take such action, upon the reasonable request of the Lender, as is necessary to carry out the intent of this Amendment.

8.Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

9.Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”)

shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

10.[Reserved.]

11.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS.

12.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

13.Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.15 and 10.16 of the Reimbursement Agreement are hereby incorporated by reference, mutatis mutandis.

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

iRobot Corporation

By: /s/ Alison Dean
Name: Alison Dean
Title: EVP, Chief Financial Officer and Treasurer

BANK OF AMERICA, N.A.

By: /s/ Scott W. Vokey
Name: Scott W. Vokey
Title: Senior Vice President

Schedule 1
Commitment Schedule

Lender	Commitment
Bank of America, N.A.	$5,000,000
Total	$5,000,000

Schedule 2
See attached.